UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on June 15, 2021. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.
Election of Directors
Groupon's seven director nominees were elected to the Board of Directors and will serve as directors until Groupon's next annual meeting of stockholders or until their respective successors are elected and qualified. The directors were elected with the following vote:

	For	Withheld	Broker Non-Vote
Peter Barris	16,166,115	2,863,836	3,862,625
Robert Bass	17,509,654	1,520,297	3,862,625
Eric Lefkofsky	18,937,337	92,614	3,862,625
Theodore Leonsis	16,272,702	2,757,249	3,862,625
Valerie Mosley	18,839,996	189,955	3,862,625
Helen Vaid	17,569,360	1,460,591	3,862,625
Deborah Wahl	18,912,127	117,824	3,862,625

Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2021
The appointment of Deloitte & Touche LLP as Groupon’s independent registered public accounting firm for the 2021 fiscal year was ratified with the following vote:

For	Against	Abstentions
22,882,201	5,355	5,020
Advisory Approval of Groupon's Named Executive Officer Compensation
A proposal to conduct an advisory non-binding resolution approving the compensation of Groupon’s named executive officers, as disclosed in the proxy statement, was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
16,334,950	2,673,189	21,812	3,862,625

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:
Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: June 15, 2021
By: /s/ Melissa Thomas Name: Melissa Thomas Title: Chief Financial Officer